                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               EARL SCHEIB, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

EARL SCHEIB, INC.                                            [EARL SCHEIB LOGO]
8737 Wilshire Boulevard
Beverly Hills, California 90211

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of
EARL SCHEIB, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EARL SCHEIB, INC. (the "Company") will be held in the Hana Room at the Hotel Nikko located at 465 S. La Cienega Boulevard, Los Angeles, California on Thursday, September 2, 1999 at 10:00 a.m., for the following purposes:

(1) To elect six directors, each for a term of one year and until their successors shall have been duly elected and qualified.

(2) To ratify the appointment of Arthur Andersen, LLP, as the Company's independent auditors for the fiscal year ended April 30, 1999.

(3) To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on July 16, 1999 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof.

Your attention is called to the Proxy Statement and accompanying Proxy Card. You are requested, whether or not you plan to be present at the meeting, to sign, date and return the Proxy Card in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote your own shares at the meeting.

A copy of the 1999 Annual Report of the Company accompanies this Notice but is not a part of the proxy solicitation material.

                                          By order of the Board of Directors

                                                 /s/ DAVID I. SUNKIN

                                                     David I. Sunkin
                                                 Vice President & General
                                                    Counsel, Secretary

Beverly Hills, California
July 29, 1999

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON SHOULD MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHICH WILL BE USED AT THE ANNUAL MEETING. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED HEREWITH FOR THAT PURPOSE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

Requests for additional copies of proxy material should be addressed to David I. Sunkin, Vice President and General Counsel, at the office of the Company, 8737 Wilshire Boulevard, Beverly Hills, California 90211, (310) 652-4880 ext. 160. Earl Scheib, Inc. is listed and traded on the American Stock Exchange (Symbol "ESH").

EARL SCHEIB, INC.                                             [EARL SCHEIB LOGO]
8737 WILSHIRE BOULEVARD
BEVERLY HILLS, CALIFORNIA 90211

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 2, 1999

The accompanying proxy is solicited by the Board of Directors of Earl Scheib, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders to be held on Thursday, September 2, 1999 and any adjournment thereof (the "Meeting"). Shares represented by valid proxies in the enclosed form will be voted as specified if executed and received in time for the Meeting. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO BEING VOTED BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

This notice of Annual Meeting and Proxy Statement is being mailed to shareholders on or about July 29, 1999.

VOTING SECURITIES

Only shareholders of record at the close of business on July 16, 1999, are entitled to notice of and to vote at the Meeting, each share having one vote. In electing directors, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy, will be voted FOR the election of all nominees and FOR the ratification of the appointment of Arthur Andersen, LLP, as the Company's independent auditor. Directors will be elected by a plurality of votes cast by holders of shares of Common Stock voting in person or by proxy at the Meeting. Approval of all other proposals will require the affirmative vote of the holders of a majority of shares of Common Stock voting in person or by proxy at the Meeting. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. On the record date, the Company had issued and outstanding 4,358,682 shares of Common Stock, par value $1.00.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares of the Company's Common Stock beneficially owned as of June 30, 1999, by (i) all persons know to the Company to own more that 5% thereof, (ii) all directors and nominees for director of the Company, and (iii) all directors and officers of the Company as a group:

                                                                                         PERCENT OF
                         NAME OF                                AMOUNT AND NATURE        OUTSTANDING
                     BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP(A)     SHARES
                     ----------------                       --------------------------   -----------
Dimensional Fund Advisors, Inc............................            340,300(b)             7.8%
  1229 Ocean Avenue, Suite 650
  Santa Monica, CA 90401
Gabelli Funds, Inc. and affiliates........................          1,647,160(c)            37.8%
  One Corporate Center
  Rye, NY 10580
Christian K. Bement.......................................            261,500(d)               6%
Stuart D. Buchalter.......................................            658,000(e)(j)         15.1%
Philip Wm. Colburn........................................             74,500(f)             1.7%
David Eisenberg...........................................              2,500(g)               *
Alexander L. Kyman........................................             23,500(h)               *
Daniel A. Seigel..........................................            211,871(i)             4.9%
Donald R. Scheib..........................................            630,000(j)            14.4%
All directors, nominees for director and officers as a
  group (10 persons)......................................          1,273,537               29.2%

---------------
* Indicates ownership of less than 1% of the Company's Common Stock

(a) Except as noted below, each of such beneficial owners exercises sole voting and investment power over all shares shown. Amounts include shares owned outright plus shares which could be acquired on or before August 30, 1999.

(b) According to a Securities and Exchange Commission Schedule 13G, dated February 11, 1999. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts, (these investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities.

(c) According to a Securities and Exchange Commission Schedule 13D, dated June 4, 1999, Gabelli Funds, Inc. and its affiliates hold all such shares for the benefit of their clients. Gabelli Funds, Inc. claims beneficial ownership of all 1,647,160 shares except for 9,460 shares owned by Mario J. Gabelli as an individual.

(d) Includes 41,500 shares owned outright and 220,000 shares which may be acquired upon the exercise of stock options which are presently exercisable.

(e) Includes 28,000 shares owned outright.

(f) Includes 4,500 shares owned outright, 20,000 shares which may be acquired upon the exercise of directors stock options and 50,000 shares which may be acquired upon the exercise of employee stock options which are presently exercisable.

(g) Owned by a trust of which Mr. Eisenberg is one of two trustees.

(h) Includes 1,000 shares owned by a trust of which Mr. Kyman is one of two trustees, 2,500 shares in an Individual Retirement Account and 20,000 shares which may be acquired upon the exercise of directors stock options which are presently exercisable.

(i) Includes 136,871 shares owned outright and 75,000 shares which may be acquired upon the exercise of stock options which are presently exercisable.

(j) Mr. Scheib and Mr. Buchalter are successor co-executors of the estate of Earl A. Scheib which owns 630,000 shares over which Mr. Scheib and Mr. Buchalter share investment and voting power.

ELECTION OF DIRECTORS

Six persons are to be elected to the Board of Directors, each for a term of one year, commencing on the date of the Meeting and continuing until the Annual Meeting of Shareholders to be held in 2000 and until their successors have been duly elected and qualified. The nominees named below will be nominated to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Of the six nominees, Stuart D. Buchalter, as the successor co-executor for the estate of Earl A. Scheib, and Christian Bement may be deemed "controlling persons" of the Company.

The number of directors set to sit on the Board is seven. Inasmuch as six directors are being elected to the Board, due to the retirement of Mr. Scheib, a vacancy will result.

All of the nominees are currently serving as directors of the Company. In the event that any nominee for director would become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

INFORMATION CONCERNING DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS

The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director of the Company, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company:

              NAME, AGE                       PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS;
        AND PRESENT POSITION                     OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
        --------------------                  ---------------------------------------------
Philip Wm. Colburn, 70                 A director since June 1992, Mr. Colburn was elected Chairman
  Chairman of the Board                of the Board of the Company effective January 1, 1999. Mr.
  and Nominee                          Colburn has more than 40 years experience in the automotive industry. Since March 1988, Mr. Colburn has served as the
                                       Chairman of the Board of Allen Telecom, Inc. (NYSE), which is a manufacturer of telecommunications products. From March
                                       1988 to January 1992, Mr. Colburn also served as the Chief
                                       Executive Officer of Allen Telecom, Inc. Mr. Colburn is also a Director of Superior Industries International (OEM wheels and custom auto accessories), and Transpro, Inc.
                                       (manufacturer and supplier of automotive components and
                                       systems).

Christian K. Bement, 57                Mr. Bement became President and Chief Executive Officer on
  President and Chief                  January 1, 1999. Mr. Bement previously served the Company as
  Executive Officer,                   its Executive Vice President and Chief Operating Officer
  Director and Nominee                 since February 1995 and became a director in 1997. Prior to that and for over 25 years, Mr. Bement served in various
                                       senior executive positions at Thrifty Corporation, most
                                       recently, from 1990 - 1994, as Executive Vice President.

              NAME, AGE                       PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS;
        AND PRESENT POSITION                     OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
        --------------------                  ---------------------------------------------
Stuart D. Buchalter, 61                Stuart Buchalter has served as a director of the Company
  Director                             since 1997. Mr. Buchalter has been Of Counsel with the
                                       California law firm of Buchalter, Nemer, Fields & Younger, a
                                       Professional Corporation, since August 1980. He has been an officer of East-West Capital Associates, Inc., a venture
                                       capital firm, since February 1996. From August 1980 to June
                                       1993, he served as Chairman of the Board of Directors and
                                       Chief Executive Officer of Standard Brands Paint Company, a
                                       paint retailer and manufacturer. Mr. Buchalter is a director of Authentic Fitness Corp., an athletic apparel
                                       manufacturer, City National Corp., the holding company for
                                       City National Bank, e4L, Inc., (formerly National Media
                                       Corporation), a direct response marketing company, and
                                       Faroudja, Inc., video imaging enhancement. He is also
                                       Vice-Chairman of the Board of Trustees of Otis College of
                                       Art and Design. Mr. Buchalter is Chairman of the Company's
                                       Audit Committee and member of the Compensation Committee.
                                       Mr. Buchalter is the uncle of David I. Sunkin, the Company's
                                       Vice President & General Counsel.

David Eisenberg, 63                    A director since June, 1999, Mr. Eisenberg is Co-Chairman
  Director and Nominee                 and Chief Executive Officer of Let's Talk Cellular &
                                       Wireless, a retail chain of 260 stores selling cellular and wireless products, services and accessories. Mr. Eisenberg, from 1992 - 1998, was Chairman, President & Chief Executive
                                       Officer of Chief Auto Parts, Inc., a national retail auto
                                       parts chain. Prior to that and for 38 years, Mr. Eisenberg worked for Peoples Drug Stores, Inc., a retail chain of 500 stores, eventually becoming President and Chief Operating
                                       Officer. Mr. Eisenberg is a member of the Company's
                                       Compensation Committee.

Alexander L. Kyman, 69                 A director since August 1994, Mr. Kyman from 1984 to 1992
  Director and Nominee                 was President of City National Bank (commercial bank). From
                                       1992 through 1993, Mr. Kyman was Vice Chairman of City
                                       National Bank. Currently, Mr. Kyman is a business and
                                       financial consultant. Mr. Kyman is a member of the Company's
                                       Audit Committee and Chairman of the Compensation Committee.

Donald R. Scheib, 63                   A director since 1966, Mr. Scheib was the President and
  Director                             Chief Executive Office of the Company from 1992 through
                                       1994. For more than five years prior thereto, Mr. Scheib
                                       served the Company as its Vice President, in charge of the
                                       Western Region. Mr. Scheib is a member of the Company's
                                       Nominating and Compensation Committees. Mr. Scheib will
                                       retire from the Board effective on the date of the Annual
                                       Meeting.

              NAME, AGE                       PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS;
        AND PRESENT POSITION                     OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
        --------------------                  ---------------------------------------------
Daniel A. Seigel, 57                   A director since November 1994 when Mr. Seigel was employed
  Director and Nominee                 as the Company's President and Chief Executive Officer. Mr.
                                       Seigel resigned as President and Chief Executive Officer on
                                       December 31, 1998. From March 1993 through 1994, Mr. Seigel was President and Chief Executive Officer of Thrifty
                                       Corporation (retail drug stores and sporting goods). Prior to that and since March 1990, Mr. Seigel served as the
                                       President of Thrifty Corporation. Prior to joining Thrifty
                                       Corporation and since 1986, Mr. Seigel served as President and Chief Executive Officer of Pacific Energy, an
                                       alternative energy subsidiary of Pacific Enterprises. Mr.
                                       Seigel is a member of the Audit Committee.

THE BOARD OF DIRECTORS
MEETINGS, ORGANIZATIONS AND REMUNERATION

During the fiscal year ended April 30, 1999, the Board of Directors met seven
(7) times. For their services on the Board during the 1998 fiscal year, all non-employee directors, with the exception of Mr. Scheib and Mr. Colburn, were paid $18,000 as a retainer which includes compensation for all regular meetings. Non-employee directors receive an additional $1,000 for each special meeting, if any, attended in person. Members of the Audit Committee, the Compensation Committee and the Nominating Committee receive $500 for each meeting attended in person. Mr. Scheib, the Chairman of the Board of Directors until January 1, 1999 was paid $36,000 for his services and Mr. Colburn, the Chairman of the Board of Directors after January 1, 1999 was paid $32,000 for his services. Mr. Colburn is currently paid $60,000 per year for his services. Upon being elected as an employee Chairman of the Board, Mr. Colburn was granted an option to purchase 250,000 shares of the Company's common stock. Additionally, Mr. Seigel was paid $4,500 for his services on the Board which represents the portion of the fiscal year he was a non-employee director. Each director attended at least 75% of all Board and applicable committee meetings.

AUDIT COMMITTEE

The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records; reviews with such accounting firm the scope and results of the annual audit; reviews the adequacy of the Company's system of internal accounting controls with such independent accountants; and reviews fees charged by the independent accountants for professional services.

The Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee consists of three non-employee directors, Messrs. Stuart D. Buchalter, who acts as Chairman, Alexander L. Kyman and Daniel A. Seigel. The Committee met five (5) times during the fiscal year ended April 30, 1999.

COMPENSATION COMMITTEE

The Compensation Committee reviews and approves all salary arrangements and other compensation for officers of the Company. The Compensation Committee consists of four non-employee directors, Messrs. Alexander L. Kyman, who acts as Chairman, Stuart D. Buchalter, Donald R. Scheib and David Eisenberg. The Compensation Committee met four (4) times during the fiscal year ended April 30,1999.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

NOMINATING COMMITTEE

The Nominating Committee, composed of Messrs. Colburn, Kyman and Seigel is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. The Nominating Committee did not meet during the fiscal year ended April 30, 1999.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation paid in the fiscal year ended April 30 1999 ("Fiscal 1999"), and the two prior fiscal years to the Company's Chief Executive Officer and the Company's other executive officers whose disclosure of compensation is required pursuant to the rules of the Securities and Exchange Commission (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                ANNUAL               COMPENSATION
                                             COMPENSATION            ------------
                                             ------------             SECURITIES
             NAME AND               FISCAL      SALARY      BONUS     UNDERLYING     ALL OTHER
        PRINCIPAL POSITION           YEAR        ($)         ($)      OPTIONS(#)    COMPENSATION
        ------------------          ------   ------------   ------   ------------   ------------
Daniel A. Seigel..................   1999      187,500           0
  Former President & Chief           1998      250,000      52,250     150,000(5)
  Executive Officer(1)               1997      250,000           0
Christian K. Bement...............   1999      190,063           0     100,000
  President &                        1998      170,000      24,948
  Chief Executive Officer(2)         1997      170,000           0
John D. Branch....................   1999      140,000           0
  Senior Vice President &            1998      140,000      21,376
  Chief Financial Officer(3)         1997      140,000           0     100,000
David I. Sunkin...................   1999      115,920      12,000      20,000
  Vice President & General           1998       98,125      12,098
  Counsel, Secretary(4)              1997       90,000       5,000      10,000
James Smith.......................   1999      112,052           0
  Vice President                     1998       92,334       6,881
                                     1997       90,269           0

---------------
(1) Mr. Seigel served the Company as an employee through January 31, 1999 although he resigned from his officer position on December 31, 1998.

(2) Mr. Bement served as President and Chief Executive Officer commencing January 1, 1999 at an annual salary of $220,000. Prior to that, Mr. Bement served as Executive Vice President and Chief Operating Officer. Mr. Bement is entitled to termination benefits under certain circumstances.

(3) Mr. Branch resigned his officer positions effective May 3, 1999 and currently serves the Company pursuant to a Consulting Agreement through July 31, 1999.

(4) Mr. Sunkin is entitled to termination benefits under certain circumstances. Mr. Sunkin is the nephew of Stuart D. Buchalter, a director of the Company.

(5) The options have been cancelled.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to option grants to the Company's Named Executives during Fiscal 1999 and the potential realizable value of such option grants.

                                                                                    POTENTIAL REALIZABLE
                                               % OF                                   VALUE AT ASSUMED
                              NUMBER OF    TOTAL OPTIONS                           ANNUAL RATES OF STOCK
                              SECURITIES    GRANTED TO     EXERCISE                PRICE APPRECIATION FOR
                              UNDERLYING     EMPLOYEES     OR BASE                      OPTION TERM
                               OPTIONS       IN FISCAL      PRICE     EXPIRATION   ----------------------
            NAME              GRANTED(#)       YEAR         ($/SH)       DATE        5%($)       10%($)
            ----              ----------   -------------   --------   ----------   ---------    ---------
Christian K. Bement.........   100,000         19.9         5.375      11/25/08     330,170      836,175
David I. Sunkin.............    20,000            4         5.125      12/30/08      64,462      163,359

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

The following table sets forth below information with respect to previously granted options which were exercised (if any) or which remain outstanding for the Named Executives.

                                                        NUMBER OF
                                                   UNEXERCISED OPTIONS            VALUE OF UNEXERCISED
                            ON       VALUE             AT FY-END(#)             IN-THE MONEY OPTIONS(1)
                         EXERCISE   REALIZED   ----------------------------   ----------------------------
         NAME              (#)        ($)      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         ----            --------   --------   -----------    -------------   -----------    -------------
Daniel A. Seigel(2)....     0          0          75,000               0             0               0
Christian K. Bement....     0          0         200,000         100,000             0               0
John D. Branch(3)......     0          0         100,000               0             0               0
David I. Sunkin........     0          0          21,666          28,334             0           2,500
James Smith............     0          0          16,000           7,000         3,750               0

---------------
(1) Value based upon $5.25 closing price per share of Common Stock on April 30, 1999.

(2) Effective on his resignation date, Mr. Seigel relinquished 350,000 previously granted and vested options.

(3) All of these options terminate in October, 1999.

                           TEN-YEAR OPTION REPRICINGS

The following table discloses the repricing of stock options previously granted to Mr. Seigel.

                                                      MARKET PRICE                                    LENGTH OF
                                                      OF STOCK AT    EXERCISE PRICE                ORIGINAL OPTION
                                         NUMBER OF      TIME OF        AT TIME OF                  TERM REMAINING
                                          OPTIONS     REPRICING OR    REPRICING OR       NEW         AT DATE OR
                                        REPRICED OR    AMENDMENT       AMENDMENT       EXERCISE     REPRICING OR
           NAME                DATE     AMENDED(#)        ($)             ($)           PRICE         AMENDMENT
           ----              --------   -----------   ------------   --------------    --------    ---------------
Daniel A. Seigel...........  03-18-98     150,000         8.75           6.375           8.75(1)      19 months
  Former President &         03-12-98     400,000        6.625            5.50(2)       6.375(3)      44 months
  Chief Executive Officer

---------------
(1) These options reflected the reload of a portion of Mr. Seigel's previously granted and exercised options. As noted in the previous table, Mr. Seigel relinquished 350,000 options effective on his resignation date. 50,000 of the remaining options terminate in November 1999.

(2) Exercise Prices for the options varied depending upon when Mr. Seigel exercised his options as follows:

      $5.00/share  for the period   11/15/94 - 11/30/95
      $5.50/share  for the period   12/01/95 - 11/30/96
      $6.00/share  for the period   12/01/96 - 11/15/97
      $6.50/share  for the period   11/16/97 - 11/15/98
      $7.00/share  for the period   11/16/98 - 11/15/99

(3) Repricing occurred as a result of a review and the recommendation of the Company's Compensation Committee's Compensation Consultant to "fix" the exercise price of the options to eliminate the potential of an accounting charge.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for administering the executive compensation plans and programs of the Company including the 1994 Performance Employee Stock Option Plan and for making recommendations to the Board of Directors regarding the compensation and benefits provided to the Chief Executive Officer and the other executive officers. Each member of the Compensation Committee, whose names are set forth below this report, is an independent director of the Company.

COMPENSATION POLICIES

The Company's executive compensation programs are designed to:

     1. Motivate executive officers to enhance the Company's performance for the benefit of its shareholders.

     2. Reward executives for superior individual contributions to the achievement of the Company's business objectives, and

     3. Align the interests of the Company's executive officers and key employees with the interests of its shareholders through equity and performance based compensation programs.

For the Fiscal Year ended April 30, 1999, the key elements of the compensation program for executive management were base salary, cash bonuses and stock option grants. The Compensation Committee reevaluates executive compensation periodically to institute compensation packages which relate in part to overall Company performance and are similar to compensation packages awarded to similar positions in the industry. The Compensation Committee has previously retained an independent executive compensation consulting firm ("Compensation Consultant") to evaluate the competitive position and structure of the Company's executive compensation plans and programs.

BASE SALARY

Base salary levels generally are determined on the Compensation Committee's assessment of prevailing levels among similarly sized and situated publicly-held companies. The Compensation Committee also considers other factors, including the Company's financial performance, the depth of the duties and functions of each of the Named Executives, the individual executives performance for the year, other benefits available to the Named Executives and the recommen-dations of the Company's Chief Executive Officer. The base salary is deemed to have been appropriate by the Compensation Committee in view of the value of stock options granted and the prior and expected contributions of the Named Executives to the Company's development.

ANNUAL PERFORMANCE BONUS PLAN

The Company utilizes an annual performance bonus plan entitled Management By Objectives ("MBO"). Under the MBO, annual incentives are established for the Named Executives, all other executives and certain key employees of the Company. The actual award is based on Company performance and individual performance, and may be greater or less than the target annual incentive. If the Company does not meet a threshold level of performance, no awards may be granted with the exception of discretionary annual bonuses discussed below. Generally, an individual's target award is calculated by assigning various weights to objective performance criteria such as sales increases, profit growth and individual objectives. During fiscal 1997, the MBO was a semi-annual bonus plan which became an annual program for fiscal 1998 and thereafter. Payments made under this Plan are earned and made in the fiscal year following the fiscal year in which the performance occurred.

DISCRETIONARY ANNUAL BONUSES

Discretionary bonuses may be granted by the Company to executive officers for exceptional individual performance.

EQUITY BASED PLAN

Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Stock options only have value if the stock price appreciates in value from the date the options are granted.

In 1994, the shareholders adopted, and amended in 1996, the Earl Scheib, Inc. 1994 Performance Employee Stock Option Plan (the "1994 Performance Plan"). The 1994 Performance Plan was adopted to better align the interests of the Company's management and employees with those of the shareholders. Options will be granted to key employees who have made and are expected to continue to make valuable contributions to the Company. Options are typically granted at fair market value or higher on the date of grant and typically vest over a three to four year period.

In addition, the shareholders, in 1994, adopted the Earl Scheib, Inc. 1994 Board of Directors Stock Option Plan (the "1994 Directors Option Plan") to provide an equity based incentive to the Company's non-employee directors. The 1994 Directors Option Plan provides that each independent director shall be eligible for an initial grant of options to purchase 10,000 shares of Common Stock at the fair market value on the date of grant and vest over a four year period. In 1996, the shareholders approved an amendment to the 1994 Directors Option Plan to further link the interests of the directors with those of the shareholders by providing the directors an opportunity to receive a grant of an additional option to purchase four times the number of shares of Company Common Stock the director purchases on the open market (up to a maximum of an option to purchase 10,000 shares).

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Mr. Bement was elected President and Chief Executive Officer on January 1, 1999. Mr. Bement previously served the Company as its Executive Vice President and Chief Operating Officer at an annual salary of $170,000. As a result of Mr. Bement's promotion and increase in duties and responsibilities, the Committee increased his salary to $220,000 and granted him stock options to purchase up to an additional 100,000 shares of Common Stock. All of the options were granted at the closing price of the Common Stock on the American Stock Exchange on the date of Mr. Bement's election and vest over a 30-month period. Mr. Bement participates in the MBO to the same extent as the prior CEO.

Mr. Bement serves the Company in an "at-will" capacity pursuant to an Employment Agreement which provides for termination benefits under certain circumstances.

                                          Alexander L. Kyman, Chairman
                                          Stuart D. Buchalter
                                          David Eisenberg
                                          Donald R. Scheib

PERFORMANCE GRAPH

The Performance Graph below compares total cumulative return on the Company's Common Stock, the AMEX Index and the Media General Automotive Parts and Accessories Industry Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                       EARL SCHEIB                 AUTO PARTS               AMEX MARKET INDEX
                                                       -----------                 ----------               -----------------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                   144.44                       96.94                      108.23
'1996'                                                   162.50                      113.54                      132.40
'1997'                                                   127.78                      129.59                      122.86
'1998'                                                   205.56                      177.05                      166.88
'1999'                                                   116.67                      161.19                      154.67

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Arthur Andersen, LLP to serve as independent auditors of the Company for the fiscal year ended April 30, 1999, subject to ratification of this appointment by the shareholders of the Company. Arthur Andersen, LLP is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

One or more representatives of Arthur Andersen, LLP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company voting in person or by proxy at the Meeting. If the Shareholders should not ratify the appointment of Arthur Andersen, LLP, the Board of Directors will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1999 FISCAL YEAR. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

SECTION 16(A) REPORTING DELINQUENCIES

Under federal securities laws and rules of the Securities and Exchange Commission, directors and executive officers of the Company, as well as persons holding more than 10% of the Company's outstanding shares of Common Stock, are required to file reports showing their initial ownership of the Company's Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange by certain specified due dates. Based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed, during fiscal 1999, all such reports that were required were filed on a timely basis.

CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

The Company, effective April 20, 1999, dismissed Deloitte & Touche, LLP, independent auditors, as its principal independent accountant. The dismissal was recommended by the Audit Committee of the Board of Directors.

Deloitte & Touche, LLP's report on the Company's financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

Effective April 22, 1999, following the recommendation of the Audit Committee, the Company engaged Arthur Andersen, LLP, independent public accountants, as its new principal independent accountant to audit the Company's financial statements. The Company did not consult Arthur Andersen, LLP during its two most recent fiscal years with regard to any of the matters described in Item 304(a)(2) of Regulation S-K.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Shareholders of record who wish to have their proposals considered for inclusion in the company's Proxy Statement for the 2000 Annual Meeting of Shareholders should deliver such proposals in writing to the Company, addressed as follows:
Earl Scheib, Inc., 8737 Wilshire Boulevard, Beverly Hills, California 90211,
Attention: David I. Sunkin, Vice President and General Counsel. Such proposals must be received by the Company at the foregoing address no later than March 29, 2000 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

OTHER BUSINESS

The Board of Directors is not aware of any matter which may properly be presented for action at the Meeting other than the matters set forth herein, but, should any other matter requiring a vote of the shareholders arise, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy, in the interests of the Company.

PROXIES AND SOLICITATIONS

Proxies for the Meeting are being solicited by mail directly and through brokerage and bank institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally, by telephone, or by telegraph. The Company does not expect to pay an fees or compensation for the solicitation of proxies but may reimburse brokers and other persons who hold stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

AVAILABILITY OF FORM 10-K

The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission, will be furnished to shareholders upon written request without charge. A copy may be requested by writing to David I. Sunkin, Vice President and General Counsel, Earl Scheib, Inc., 8737 Wilshire Boulevard, Beverly Hills, California 90211.

                                          By order of the Board of Directors

                                                /s/  DAVID I. SUNKIN

                                                     David I. Sunkin
                                            Vice President & General Counsel,
                                                        Secretary

Beverly Hills, California
July 29, 1999

PROXY                          EARL SCHEIB, INC.

    Solicited on behalf of the Board of Directors of EARL SCHEIB, INC. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on September 2, 1999 at 10:00 A.M., at The Hotel Nikko, 465 S. La Cienega Boulevard, Los Angeles, California.

    The undersigned hereby appoints John K. Minnihan and David I. Sunkin, or either one of them, as proxies, with full power of substitution, to vote all shares of Common Stock of the Company held of record by the undersigned on July 16, 1999 at the Meeting or at any adjournments thereof, on the proposal set forth below and in their discretion upon such other business as may properly come before the Meeting.

    The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and TO APPROVE Proposal 2.

 1. ELECTION OF DIRECTORS

      [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY to vote
           (except as marked to the contrary below)                 for all nominees listed below.

      Christian K. Bement  Stuart D. Buchalter  Philip Wm. Colburn  David
                Eisenberg  Alexander L. Kyman  Daniel A. Seigel

(INSTRUCTION: To withhold authority for any individual write that nominee's name on the line provided below)


--------------------------------------------------------------------------------

                     (Please sign and date on reverse side)

 2. Ratification of the appointment of Arthur Andersen, LLP as the Company's independent auditors:

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Proxy Statement dated July 29, 1999 is acknowledged.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

                                                 Date:                    , 1999
                                                      --------------------


                                                 -------------------------------
                                                           (Signature)


                                                 -------------------------------
                                                           (Signature)

                                                 Please sign exactly as your
                                                 name appears hereon. When
                                                 signing as attorney, executor,
                                                 administrator, trustee,
                                                 guardian or corporate officer,
                                                 please include full title.